Exhibit 99.3

Report of Ernst & Young LLP

Independent Auditors

To the Board of Directors and Shareholders of

Roadway Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Roadway Corporation and subsidiaries as of December 31, 2002 and 2001, and the related statements of consolidated income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Roadway Corporation and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Akron, Ohio

January 22, 2003

Roadway Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31
	2002	2001
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$106,929	$110,432
Accounts receivable, including retained interest in securitized receivables, net	230,216	182,463
Prepaid expenses and supplies	16,683	13,802
Deferred income taxes	21,813	16,134
Assets of discontinued operations	87,431	134,936

Total current assets	463,072	457,767
Carrier operating property, at cost	1,515,648	1,535,086
Less allowance for depreciation	1,006,465	1,012,279

Net carrier operating property	509,183	522,807
Goodwill, net	283,910	256,901
Deferred income taxes	39,941	31,054
Other assets	39,767	34,320

Total assets	$1,335,873	$1,302,849

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$193,501	$179,829
Salaries and wages	151,464	120,198
Current portion of long-term debt	33,703	18,000
Freight and casualty claims payable	49,815	52,669
Liabilities of discontinued operations	32,407	67,353

Total current liabilities	460,890	438,049

Long-term liabilities:
Casualty claims and other	67,882	65,997
Deferred income taxes	10,666	10,887
Accrued pension and postretirement health care	135,053	121,021
Long-term debt	273,513	307,000

Total long-term liabilities	487,114	504,905

Shareholders’ equity:
Preferred stock Authorized—20,000,000 shares; Issued—none	—	—
Common stock—$.01 par value; Authorized—100,000,000 shares; Issued—20,556,714 shares	206	206
Additional paid-in capital	35,559	38,555
Retained earnings	397,173	362,123
Accumulated other comprehensive loss	(10,090)	(9,741)
Unearned portion of restricted stock awards	(12,896)	(10,417)
Treasury shares (1,188,124 shares in 2002 and 1,179,900 shares in 2001)	(22,083)	(20,831)

Total shareholders’ equity	387,869	359,895

Total liabilities and shareholders’ equity	$1,335,873	$1,302,849

See accompanying notes.

Roadway Corporation and Subsidiaries

Statements of Consolidated Income

	Year ended December 31
	2002	2001	2000
	(in thousands, except per share data)
Revenue	$3,010,776	$2,778,891	$3,039,560

Operating expenses:
Salaries, wages and benefits	1,934,482	1,781,243	1,889,928
Operating supplies and expenses	479,415	477,981	544,774
Purchased transportation	289,612	271,964	308,089
Operating taxes and licenses	76,662	71,360	78,271
Insurance and claims	63,621	47,028	64,442
Provision for depreciation	75,786	70,186	55,675
Net (gain) loss on sale of carrier operating property	(650)	434	1,969

Total operating expenses	2,918,928	2,720,196	2,943,148

Operating income from continuing operations	91,848	58,695	96,412

Other (expense) income:
Interest expense	(23,268)	(2,751)	(341)
Other, net	(6,543)	(3,067)	2,213

	(29,811)	(5,818)	1,872

Income from continuing operations before income taxes	62,037	52,877	98,284
Provision for income taxes	26,895	22,214	41,742

Income from continuing operations	35,142	30,663	56,542
Income from discontinued operations	3,782	174	—

Net Income	$38,924	$30,837	$56,542

Basic earnings per share from:
Continuing operations	$1.90	$1.66	$3.03
Discontinued operations	0.20	0.01	—

Basic earnings per share	$2.10	$1.67	$3.03

Diluted earnings per share from:
Continuing operations	$1.85	$1.63	$2.98
Discontinued operations	0.20	0.01	—

Diluted earnings per share	$2.05	$1.64	$2.98

Dividends declared per share	$0.20	$0.20	$0.20

See accompanying notes.

Roadway Corporation and Subsidiaries

Statements of Consolidated Shareholders’ Equity

	Total	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Unearned Portion of Restricted Stock Awards	Treasury Shares
	(in thousands)
Year ended December 31, 2000
Balance at January 1, 2000	$290,955	$206	$41,586	$282,490	$(5,591)	$(7,509)	$(20,227)
Net income	56,542			56,542
Foreign currency translation Adjustments	(1,134)				(1,134)

Total comprehensive income	55,408
Dividends declared	(3,875)			(3,875)
Treasury stock activity—net	20						20
Restricted stock award activity	(2,637)		(1,156)			(1,481)

Balance at December 31, 2000	339,871	206	40,430	335,157	(6,725)	(8,990)	(20,207)

Year ended December 31, 2001
Net income	30,837			30,837
Foreign currency translation adjustments	(2,424)				(2,424)
Derivative fair value adjustments	(592)				(592)

Total comprehensive income	27,821
Dividends declared	(3,871)			(3,871)
Treasury stock activity—net	(624)						(624)
Restricted stock award activity	(3,302)		(1,875)			(1,427)

Balance at December 31, 2001	$359,895	$206	$38,555	$362,123	$(9,741)	$(10,417)	$(20,831)

Year ended December 31, 2002
Net income	38,924			38,924
Foreign currency translation adjustments	(615)				(615)
Derivative fair value adjustments	266				266

Total comprehensive income	38,575
Dividends declared	(3,874)			(3,874)
Treasury stock activity—net	(1,252)						(1,252)
Restricted stock award activity	(5,475)		(2,996)			(2,479)

Balance at December 31, 2002	$387,869	$206	$35,559	$397,173	$(10,090)	$(12,896)	$(22,083)

See accompanying notes.

Roadway Corporation and Subsidiaries

Statements of Consolidated Cash Flows

	Year ended December 31
	2002	2001	2000
	(in thousands)
Cash flows from operating activities
Net Income	$38,924	$30,837	$56,542
Less: income from discontinued operations	3,782	174	—

Income from continuing operations	35,142	30,663	56,542
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	80,090	71,498	56,878
(Gain) loss on sale of carrier operating property	(650)	434	1,969
Changes in assets and liabilities from continuing operations:
Accounts receivable	(46,766)	42,872	420
Other assets	(12,652)	(11,253)	(8,829)
Accounts payable and accrued items	38,155	(23,974)	(7,184)
Long-term liabilities	9,930	2,515	(2,812)

Net cash provided by continuing operations	103,249	112,755	96,984

Cash flows from investing activities
Business acquisitions, net of cash acquired	(24,092)	(413,222)	(2,885)
Purchases of carrier operating property	(73,427)	(70,540)	(109,617)
Sales of carrier operating property	6,765	4,481	3,617

Net cash (used) by investing activities	(90,754)	(479,281)	(108,885)

Cash flows from financing activities
Sale of accounts receivable	—	100,000	—
Long-term debt (payments) proceeds	(17,784)	325,000	—
Debt issuance costs	—	(10,826)	—
Net dividends paid	(3,863)	(3,871)	(3,874)
Transfers from discontinued operation	18,000	—	—
Treasury stock activity—net	(1,252)	(624)	20

Net cash (used) provided by financing activities	(4,899)	409,679	(3,854)
Effect of exchange rate changes on cash	(227)	54	(103)

Net increase (decrease) in cash and cash equivalents from continuing operations	7,369	43,207	(15,858)
Net (decrease) increase in cash and cash equivalents from discontinued operations	(10,872)	2,286	—
Cash and cash equivalents at beginning of year	110,432	64,939	80,797

Cash and cash equivalents at end of year	$106,929	$110,432	$64,939

See accompanying notes.

Notes to Consolidated Financial Statements

Roadway Corporation and Subsidiaries

December 31, 2002

1. Nature of Operations and Basis of Presentation

Roadway Corporation (the Company) is a holding company with two primary operating entities, Roadway Express, Inc. and Roadway Next Day Corporation. Approximately 75% of the Company’s employees are represented by various labor unions, primarily the International Brotherhood of Teamsters (IBT). The current agreement with the IBT expires on March 31, 2003.

Effective May 30, 2001, holders of common stock of Roadway Express, Inc. became holders of an identical number of shares of common stock of Roadway Corporation, and Roadway Express, Inc. became a wholly owned subsidiary of Roadway Corporation (the Reorganization). The Reorganization was effected by a merger pursuant to Section 251(g) of the Delaware General Corporation Law, which provides for the formation of a holding company structure without a vote of the shareholders of the Company. The assets and liabilities of Roadway Corporation and its subsidiaries were the same on a consolidated basis after the merger as the assets and the liabilities of Roadway Express, Inc. immediately before the merger.

Roadway Express, Inc. and subsidiaries (Roadway Express) provides long-haul, less-than-truckload (LTL) freight services in North America and offers services to more than 100 countries worldwide in a single business segment.

Roadway Next Day Corporation (Roadway Next Day), formerly known as Arnold Industries, Inc. (Arnold), was acquired on November 30, 2001 and provides regional next-day LTL, and truckload (TL) freight services in two business segments, New Penn Motor Express, Inc. (New Penn) and Arnold Transportation Services (ATS), respectively. On December 26, 2002, the Company entered into an agreement to sell ATS, the TL subsidiary of Roadway Next Day. The transaction was completed on January 23, 2003. No significant gain or loss occurred as a result of this transaction. The Company has reported ATS as a discontinued operation for all periods presented and Roadway Next Day now operates in one business segment, regional next-day LTL (see Notes 3 and 4).

2. Accounting Policies

Principles of Consolidation—The consolidated financial statements include the accounts and operations of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash Equivalents—The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

2. Accounting Policies (continued)

Depreciation—Depreciation of carrier operating property is computed by the straight-line method based on the useful lives of the assets. The useful life of structures ranges from 15 to 33 years, and equipment from 3 to 10 years. Major maintenance expenditures that extend the useful life of carrier operating equipment are capitalized and depreciated over 2 to 5 years.

Financial Instruments—The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate their fair value due to the short-term nature of these instruments.

The carrying value of the Company’s senior term loan approximates fair value as these financial instruments bear interest at variable rates based on LIBOR or the prime rate. The $225,000,000 in senior notes had an approximate fair value of $254,421,000 at December 31, 2002, based on quoted market prices.

The Company recognizes all derivative financial instruments as either assets or liabilities at fair value in the balance sheet. The Company’s use of derivative financial instruments is limited principally to interest rate swaps on certain trailer leases as part of its overall risk management policy. The interest rate swaps have been designated as cash flow hedges under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. Under the provisions of SFAS No. 133, changes in the fair value of interest rate swaps are recognized in other comprehensive income in the statement of shareholders’ equity until such time as the hedged items are recognized in net income. Due to the Company’s limited use of derivatives, the fair value of these financial instruments, a liability of $326,000 net of tax, has not been separately disclosed on the balance sheet (see Note 12).

Receivable Sales—The Company sells receivables in securitization transactions, and retains an equity interest in the receivables pool, servicing rights, and a cash reserve account. These constitute the retained interests in the securitized receivables. The estimated fair value is based on the present value of the expected cash flows, which approximates face value adjusted for allowances for anticipated losses (see Note 13).

Concentration of Credit Risks—The Company sells services and extends credit based on an evaluation of the customer’s financial condition, without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

2. Accounting Policies (continued)

Goodwill—Goodwill represents costs in excess of net assets of acquired businesses, which prior to January 1, 2002, was amortized using the straight-line method primarily over a period of 20 years.

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the purchase method for all business combinations initiated after June 30, 2001. SFAS No. 141 also clarifies the criteria for recognition of intangible assets separately from goodwill. Under SFAS No. 142, separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. SFAS No. 142 also eliminates the amortization of goodwill and indefinite-lived intangible assets for assets acquired after June 30, 2001, and all other goodwill on January 1, 2002.

As of December 31, 2002, the Company had net unamortized goodwill of $283,910,000, including $269,093,000 of goodwill recorded in connection with the Company’s acquisition of Roadway Next Day on November 30, 2001 (see Note 3). Amortization of previously existing goodwill resulting from the Company’s earlier acquisitions was ended effective January 1, 2002. Goodwill amortization was zero in 2002, $967,000 in 2001, and $826,000 in 2000. As a result of adopting SFAS No. 142, the elimination of goodwill amortization would have resulted in an increase to net income of $560,000 ($0.03 per share–diluted) in 2001 and $475,000 ($0.03 per share–diluted) in 2000.

The Company completed the required transitional goodwill impairment test under SFAS No. 142 for all reporting units effective June 15, 2002 which did not indicate any impairment. As a result of finalizing the Roadway Next Day purchase price allocation during the fourth quarter, goodwill reflected in the ATS segment preliminary purchase price allocation was reallocated to the New Penn segment. Accordingly, all goodwill resulting from the Roadway Next Day acquisition has been recorded in the New Penn business segment at December 31, 2002. The Company updated its goodwill impairment test at December 31, 2002 due to the reallocation of goodwill previously recorded in the ATS business segment. The performance of the updated impairment test did not indicate any impairment of goodwill. The Company expects to perform the required annual goodwill impairment assessment on a recurring basis at the end of the second quarter each year, or more frequently should any indicators of possible impairment be identified.

Casualty Claims Payable—Casualty claims payable represent management’s estimates of claims for property damage and public liability and workers’ compensation. The Company manages casualty claims with assistance of a third party administrator (TPA) along with oversight by a major risk management provider. The Company is self-insured for these claims with retention generally limited to $3,000,000. The liability balances are closely monitored by the Company and its TPA using adjuster evaluations of each claim and a statistical benchmarking database for analysis of reserve accuracy. Expenses resulting from workers’ compensation claims are included in salaries, wages, and benefits in the accompanying statements of consolidated income.

2. Accounting Policies (continued)

Revenue Recognition—The Company recognizes revenue as earned on the date of freight delivery to the consignee. Related expenses are recognized as incurred.

Stock-Based Compensation— In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The Company has adopted the disclosure provision of SFAS No. 148 as of December 31, 2002.

As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, the Company has elected to follow APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company has granted stock awards that have reduced net income as follows: 2002–$3,900,000; 2001–$2,115,000; and 2000–$1,495,000.

In addition, the Company has issued stock options for which compensation expense is not recognized in the Company’s financial statements because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant (see Note 11).

2. Accounting Policies (continued)

Under SFAS No. 123, compensation expense is measured at the grant date based on the value of the award and is recognized over the vesting period. Had compensation expense been determined under SFAS No. 123 for the Company’s stock options, based on the Black-Scholes value at the grant date, the Company’s actual net income would have been reduced by $1,059,000, $947,000 and $931,000 in 2002, 2001, and 2000 respectively. Pro forma net income and earnings per share would have been as follows:

	2002	2001	2000
	(in thousands, except per share data)
Income—as reported from:
Continuing operations	$35,142	$30,663	$56,542
Discontinued operations	3,782	174	—

Net income—as reported	$38,924	$30,837	$56,542

Income—pro forma from:
Continuing operations	$34,083	$29,716	$55,611
Discontinued operations	3,782	174	—

Net income—pro forma	$37,865	$29,890	$55,611

Basic earnings per share
As reported from:
Continuing operations	$1.90	$1.66	$3.03
Discontinued operations	0.20	0.01	—

As reported	$2.10	$1.67	$3.03

Pro forma from:
Continuing operations	$1.84	$1.61	$2.98
Discontinued operations	0.20	0.01	—

Pro forma	$2.04	$1.62	$2.98

Diluted earnings per share
As reported from:
Continuing operations	$1.85	$1.63	$2.98
Discontinued operations	0.20	0.01	—

As reported	$2.05	$1.64	$2.98

Pro forma from:
Continuing operations	$1.79	$1.58	$2.93
Discontinued operations	0.20	0.01	—

Pro forma	$1.99	$1.59	$2.93

2. Accounting Policies (continued)

Foreign Currency Translation—Income statement items are translated at average currency exchange rates. Transaction gains and losses are included in determining net income. All balance sheet accounts of foreign operations are translated at the current exchange rate as of the end of the period. The resulting translation adjustment is recorded as a separate component of shareholders’ equity.

Use of Estimates in the Financial Statements—The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period, the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Impairment of Long-Lived Assets—In the event that facts and circumstances indicate that the carrying value of intangibles and long-lived assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flow associated with the asset would be compared to the asset’s carrying amount to determine if a write-down is required. No impairment charge was required for any period presented.

Reclassifications—Certain items in the 2001 financial statements have been reclassified to conform to the 2002 presentation.

Discontinued Operations— In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which establishes a single accounting model to be used for the impairment or disposal of long-lived assets.

Effective January 1, 2002, the Company adopted SFAS No. 144. The Company has reported the operations of ATS as a discontinued operation in the accompanying financial statements and, unless otherwise stated, the notes to the financial statements for all years presented exclude the amounts related to this discontinued operation.

2. Accounting Policies (continued)

Recently Issued Accounting Pronouncements— In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 is effective for the Company’s financial statements beginning January 1, 2003. The adoption of SFAS No. 145 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 will be effective for the Company for disposal activities initiated after December 31, 2002. The adoption of this standard is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

3. Business Acquisition

On November 30, 2001, the Company acquired Arnold Industries, Inc. (Arnold), subsequently named Roadway Next Day Corporation, for cash consideration of $559,839,000, including direct acquisition costs. Included in the acquired assets of Arnold was $50,763,000 in cash, which was used to partially finance the acquisition. Also on November 30, 2001, concurrent with the acquisition of Arnold, the Company sold Arnold’s logistics business (ARLO) to members of the ARLO management team for $105,010,000 in cash. The net acquisition consideration of $427,160,000, which included $23,094,000 in income taxes paid by the Company primarily as a result of the sale of ARLO, was financed with borrowings under a new credit facility, proceeds from an accounts receivable securitization, the issuance of $225,000,000 in senior notes, and available cash.

Roadway Next Day operates in the motor carrier industry, principally in the eastern United States, and provides next-day LTL and TL services. Roadway Next Day’s trucking activities are conducted by its subsidiaries, New Penn and ATS. New Penn is a leading regional next-day ground LTL carrier operating primarily in New England and the Middle Atlantic states. ATS operates as an inter-regional irregular route and dedicated TL carrier, conducting operations east of the Mississippi and in the southwestern United States.

The acquisition of Roadway Next Day was accounted for as a purchase business combination and accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values on the acquisition date. The excess of the purchase price paid over the fair value of the net assets acquired, totaling approximately $269,093,000, has been recorded as goodwill. The purchase price allocation reflected in these financial statements for the acquisition has been finalized and is based in part on the results of an independent appraisal of the assets acquired and liabilities assumed. Upon the finalization of the valuation process, $5,630,000 of the amount initially classified as goodwill in the financial statements was reclassified to other tangible and identifiable intangible assets acquired, based on their estimated fair values at the date of the acquisition.

3. Business Acquisition (continued)

The following condensed balance sheet represents the adjusted amounts assigned to each major asset and liability caption of Roadway Next Day at November 30, 2001, including ATS and after the sale of ARLO:

(in thousands)
Current assets	$111,767
Carrier operating property	162,754
Goodwill	269,093
Other assets	15,104

Total assets	$558,718

Current liabilities	$37,161
Long-term liabilities	43,634
Shareholders’ equity	477,923

Total liabilities and shareholders’ equity	$558,718

4. Discontinued Operations

On December 26, 2002, the Company entered into an agreement to sell ATS to a management group led by the unit’s president and a private equity firm, for approximately $55,000,000 in cash. The ATS business segment was acquired as part of the Company’s purchase of Roadway Next Day in November 2001, but did not fit the Company’s strategic focus of being a LTL carrier. The transaction was completed on January 23, 2003. The Company did not recognize a significant gain or loss as a result of this transaction.

The Company has reported the operations of ATS as a discontinued operation in the accompanying financial statements and, unless otherwise stated, the notes to the financial statements for all years presented exclude the amounts related to this discontinued operation.

The following table presents revenue and income from the discontinued operation for the years ended December 31, 2002 and 2001. The year ended December 31, 2001 includes only one month of operations since ATS was acquired on November 30, 2001.

	2002	2001
	(in thousands)
Revenue	$171,133	$12,857

Pre-tax income from discontinued operations	6,251	290
Income tax expense	2,469	116

Income from discontinued operations	$3,782	$174

4. Discontinued Operations (continued)

Assets and liabilities of the discontinued operation were as follows:

	2002	2001
	(in thousands)
Assets
Current assets	$22,025	$37,623
Net carrier operating property	64,065	85,118
Other assets	1,341	12,195

Total assets	$87,431	$134,936

Liabilities
Current liabilities	$8,104	$42,397
Long-term liabilities	24,303	24,956

Total liabilities	$32,407	$67,353

Net assets of discontinued operations	$55,024	$67,583

5. Segment Information

The Company provides freight services primarily in two business segments: Roadway Express and New Penn. Prior to the acquisition of Roadway Next Day in November 2001, the Company operated only in the Roadway Express segment. The Roadway Express segment provides long-haul LTL freight services in North America and offers services to more than 100 countries worldwide. The New Penn segment provides regional, next-day ground LTL freight service operating primarily in New England and the Middle Atlantic states.

The Company’s reportable segments are identified based on differences in products, services, and management structure. The measurement basis of segment profit or loss is operating income. Business segment assets consist primarily of customer receivables, net carrier operating property, and goodwill.

5. Segment Information (continued)

The following tables present information about reported segments for the years ended December 31, 2002 and 2001. The year ended December 31, 2001 includes only one month of operations for New Penn, since New Penn was acquired on November 30, 2001.

	For the year ended December 31, 2002
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$2,797,582	$213,194	$3,010,776
Operating expenses:
Salaries, wages & benefits	1,783,872	140,248	1,924,120
Operating supplies	462,838	28,415	491,253
Purchased transportation	287,614	1,998	289,612
Operating taxes and licenses	70,451	6,061	76,512
Insurance and claims	59,286	3,470	62,756
Depreciation	66,510	8,815	75,325
Net (gain) loss on sale of operating property	(654)	4	(650)

Total operating expenses	2,729,917	189,011	2,918,928

Operating income	$67,665	$24,183	$91,848

Total assets	$803,563	$408,021	$1,211,584
Goodwill	$14,817	$269,093	$283,910

	For the year ended December 31, 2001
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$2,764,767	$14,124	$2,778,891
Operating expenses:
Salaries, wages & benefits	1,768,744	9,654	1,778,398
Operating supplies	475,313	1,870	477,183
Purchased transportation	271,847	117	271,964
Operating taxes and licenses	70,955	207	71,162
Insurance and claims	46,805	967	47,772
Depreciation	69,178	399	69,577
Net loss (gain) on sale of operating property	460	(26)	434

Total operating expenses	2,703,302	13,188	2,716,490

Operating income	$61,465	$936	$62,401

Total assets	$711,387	$398,820	$1,110,207
Goodwill	$14,721	$242,180	$256,901

5. Segment Information (continued)

Reconciliation of segment operating income from continuing operations to consolidated income from continuing operations before taxes:

	2002	2001
	(in thousands)
Segment operating income from continuing operations	$91,848	$62,401
Unallocated corporate (expense)	—	(3,706)
Interest (expense)	(23,268)	(2,751)
Other (expense), net	(6,543)	(3,067)

Consolidated income from continuing operations before income taxes	$62,037	$52,877

Reconciliation of total segment assets to total consolidated assets:

	2002	2001
	(in thousands)
Total segment assets	$1,211,584	$1,110,207
Assets of discontinued operations	87,431	134,936
Unallocated corporate assets	41,351	78,167
Elimination of intercompany balances	(4,493)	(20,461)

Consolidated assets	$1,335,873	$1,302,849

6. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share:

	2002	2001	2000
	(in thousands, except per share data)
Income from:
Continuing operations	$35,142	$30,663	$56,542
Discontinued operations	3,782	174	—

Net income	$38,924	$30,837	$56,542

Weighted-average shares for basic earnings per share	18,507	18,490	18,662
Incentive stock plans	492	318	330

Weighted-average shares for diluted earnings per share	18,999	18,808	18,992

Basic earnings per share from:
Continuing operations	$1.90	$1.66	$3.03
Discontinued operations	0.20	0.01	—

Basic earnings per share	$2.10	$1.67	$3.03

Diluted earnings per share from:
Continuing operations	$1.85	$1.63	$2.98
Discontinued operations	0.20	0.01	—

Diluted earnings per share	$2.05	$1.64	$2.98

7. Carrier Operating Property

Carrier operating properties consist of the following:

	2002	2001
	(in thousands)
Land	$109,564	$111,173
Structures	459,594	442,896
Revenue equipment	687,467	735,474
Other operating property	259,023	245,543

Carrier operating property, at cost	1,515,648	1,535,086
Less allowance for depreciation	1,006,465	1,012,279

Net carrier operating property	$509,183	$522,807

8. Accounts Payable

Items classified as accounts payable consist of the following:

	2002	2001
	(in thousands)
Trade and other payables	$76,063	$66,899
Drafts outstanding	18,456	25,785
Income taxes payable	36,925	30,525
Taxes, other than income	29,688	27,502
Multi-employer health, welfare, and pension plans	32,369	29,118

Accounts payable	$193,501	$179,829

9. Income Taxes

The provision (benefit) for income taxes consists of the following:

	2002	2001	2000
	(in thousands)
Current taxes:
Federal	$29,557	$19,655	$41,014
State	7,349	3,029	6,674
Foreign	4,776	(766)	1,426

	41,682	21,918	49,114
Deferred taxes:
Federal	(13,205)	(1,012)	(6,009)
State	(1,517)	(56)	(580)
Foreign	(65)	1,364	(783)

	(14,787)	296	(7,372)

Provision for income taxes	$26,895	$22,214	$41,742

In addition to the 2002 provision for income taxes of $26,895,000, income tax benefits of $451,000 were allocated directly to shareholders’ equity related to the Company’s restricted stock awards. Income tax payments were $38,631,000 in 2002, $25,341,000 in 2001, and $54,245,000 in 2000.

Income (loss) before income taxes consists of the following:

	2002	2001	2000
	(in thousands)
Domestic	$50,279	$50,445	$104,097
Foreign	11,758	2,432	(5,813)

Income before income taxes	$62,037	$52,877	98,284

9. Income Taxes (continued)

Significant components of the Company’s deferred taxes are as follows:

	2002	2001
	(in thousands)
Deferred tax assets:
Freight and casualty claims	$40,934	$41,028
Retirement benefit liabilities	51,897	46,466
Accrued employee benefits	38,813	32,453
Other	10,274	8,321
Valuation allowance	(2,229)	(2,387)

Total deferred tax assets	139,689	125,881

Deferred tax liabilities:
Depreciation	53,029	52,165
Multi-employer pension plans	33,420	35,313
Other	2,152	2,102

Total deferred tax liabilities	88,601	89,580

Net deferred tax assets	$51,088	$36,301

At December 31, 2002, the Company had approximately $6,418,000 of foreign operating loss carry forwards, which have expiration dates ranging from 2008 to 2011. For financial reporting purposes, a valuation allowance of $2,229,000 has been recognized to offset the deferred tax asset relating to certain foreign operating loss carry forwards.

9. Income Taxes (continued)

The effective tax rate differs from the federal statutory rate as set forth in the following reconciliation:

	2002	2001	2000
Federal statutory tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	6.1	3.7	4.0
Non-deductible operating costs	3.5	3.3	2.1
Impact of foreign operations	0.5	0.3	1.6
Other, net	(1.7)	(0.3)	(0.2)

Effective tax rate	43.4%	42.0%	42.5%

10. Employee Benefit Plans

Multi-employer Plans

The Company charged to operations $174,007,000 in 2002, $165,331,000 in 2001, and $174,253,000 in 2000 for contributions to multi-employer pension plans for employees subject to labor contracts. The Company also charged to operations $178,955,000 in 2002, $163,775,000 in 2001, and $165,018,000 in 2000 for contributions to multi-employer plans that provide health and welfare benefits to employees and certain retirees who are or were subject to labor contracts. These amounts were determined in accordance with provisions of industry labor contracts. Under provisions of the Multi-employer Pension Plan Amendment Act of 1980, total or partial withdrawal from a plan would result in an obligation to fund a portion of the plan’s unfunded vested liability. Management has no intention of changing operations so as to subject the Company to any material obligation.

10. Employee Benefit Plans (continued)

Retirement Plans

The following tables set forth the change in benefit obligation, change in plan assets, funded status, and amounts recognized in the consolidated balance sheets for the defined benefit pension and postretirement health care benefit plans as of December 31, 2002 and 2001:

	Pension Benefits		Health Care Benefits
	2002	2001	2002	2001
	(in thousands)
Change in benefit obligation
Benefit obligation at beginning of year	$330,790	$293,100	$41,721	$42,713
Service cost	17,520	17,496	1,741	1,665
Interest cost	24,183	22,568	3,156	2,881
Actuarial losses (gains)	32,295	15,042	5,024	(2,911)
Benefits paid	(18,224)	(17,416)	(2,482)	(2,627)

Benefit obligation at end of year	386,564	330,790	49,160	41,721

Change in plan assets
Fair value of plan assets at beginning of year	308,229	362,781	—	—
Actual return on plan assets	(48,681)	(37,136)	—	—
Benefits paid	(18,224)	(17,416)	—	—

Fair value of plan assets at end of year	241,324	308,229	—	—

Funded status
Plan assets less than projected benefit obligation	145,240	22,561	49,160	41,721
Unamortized:
Net actuarial (loss) gain	(26,968)	85,816	(10,281)	6,492
Net asset at transition	8,372	9,767	—	—
Prior service (cost) benefit	(43,725)	(48,136)	13,255	2,799

Accrued benefit cost	$82,919	$70,008	$52,134	$51,012

Plan assets are primarily invested in listed stocks, bonds, and cash equivalents.

10. Employee Benefit Plans (continued)

The following table summarizes the assumptions used by the consulting actuary, and the related benefit cost information:

	Pension Benefits			Health Care Benefits
	2002	2001	2000	2002	2001	2000
	(dollars in thousands)
Weighted-average assumptions
Discount rate	6.75%	7.50%	7.50%	6.75%	7.50%	7.50%
Future compensation	3.25%	3.25%	3.25%	—	—	—
Expected long-term return on plan assets	9.50%	9.50%	9.50%	—	—	—

Components of net periodic benefit cost
Service cost	$17,520	$17,496	$15,458	$1,741	$1,665	$1,755
Interest cost	24,183	22,568	19,893	3,156	2,881	2,951
Expected return on plan assets	(28,574)	(33,841)	(32,404)	—	—	—
Amortization of:
Prior service cost (benefit)	5,245	5,230	5,229	(1,477)	(305)	(169)
Net asset gain at transition	(1,395)	(1,396)	(1,395)	—	—	—
Unrecognized gain	(3,940)	(8,893)	(10,584)	184	(177)	(46)

Net periodic benefit cost (income)	$13,039	$1,164	$(3,803)	$3,604	$4,064	$4,491

The Company has adjusted the expected long-term return on plan assets from 9.50% to 8.50% effective January 1, 2003.

For measurement purposes, the Company assumed a weighted-average annual rate of increase in the per capita cost of health care benefits (health care cost trend rate) of 11.5% for 2002 declining gradually to 5.0% in 2010 and thereafter.

A decrease in the assumed health care cost trend rate has a significant effect on the amounts reported. For example, a one percentage point decrease in the assumed health care cost trend rate would decrease the accumulated postretirement benefit obligation by $5,392,000 and the service and interest cost components by $582,000 as of December 31, 2002. A one percentage point increase in the assumed health care cost trend rate would have no effect on the accumulated postretirement benefit obligation or the service and interest cost components. The Company’s policy regarding the management of health care costs passes the increases beyond a fixed threshold to the plan participants.

The Company charged to operations $10,321,000 in 2002, $10,964,000 in 2001, and $10,395,000 in 2000 relating to its defined contribution 401(k) plans. These plans cover employees not subject to labor contracts. Annual contributions are related to the level of voluntary employee participation.

11. Stock Plans

Stock Granted Under the Management Incentive Stock Plan and Equity Ownership Plan

The Company’s Management Incentive Stock Plan and Equity Ownership Plan (the Stock Plans) authorize the granting of common stock at the discretion of the Board of Directors to officers and certain key employees of the Company. The Board approved grants of 248,000 shares in 2002, 263,000 shares in 2001, and 189,000 shares in 2000. These grants are recorded as the unearned portion of restricted stock awards. The grants, originally recorded at market price, are amortized to compensation expense over the period for which the stock is restricted.

Compensation expense relating to the Stock Plans amounted to $6,890,000 in 2002, $3,647,000 in 2001, and $2,600,000 in 2000.

Employee Stock Purchase Plan

Under the Company’s Employees’ Stock Purchase Plan, all full-time eligible employees may purchase shares of the Company’s common stock with up to 10% of their respective compensation through payroll deductions. The purchase price under the plan is 85% of the fair market value of the Company’s common stock. Under this plan, employees purchased 149,000 shares in 2002, 171,000 shares in 2001, and 198,000 shares in 2000.

Union Stock Plan

The Company’s Union Stock Plan provides stock awards to employees subject to labor contracts who meet the eligibility and performance requirements of providing a safe, reliably staffed, and injury-free work environment. The Company allocated 50,000 shares in 2002, 20,000 shares in 2001, and 100,000 shares in 2000 for grants under this plan.

11. Stock Plans (continued)

Options Granted Under the Equity Ownership Plan, Non employee Directors’ Equity Ownership Plan and Nonemployee Directors’ Stock Option Plan

Under the Equity Ownership Plan, the Board is authorized to award officers and key employees with various types of stock-based compensation, including stock options. Stock options vest over a period of four years from the date of grant, are exercisable at the rate of 25% each year, and expire at the end of ten years. The number of shares of common stock that may be issued or transferred under the plan may not exceed 2,000,000. No options were granted under this plan in 2002, 2001 or 2000.

Under the Nonemployee Directors’ Equity Ownership Plan, the Compensation Committee is authorized to make awards of stock options and restricted shares. Stock options vest one year from date of grant. The number of shares of common stock that may be issued under the plan may not exceed 100,000.

Under the Nonemployee Directors’ Stock Option Plan, directors can elect to invest all or a portion of their retainers in stock options. These stock options vest one year from the date of grant and expire at the end of ten years. The number of options issued under this plan may not exceed 100,000.

The following table summarizes all stock option activity:

	2002		2001		2000
	Number of Stock Options	Weighted- Average Exercise Price	Number of Stock Options	Weighted- Average Exercise Price	Number of Stock Options	Weighted- Average Exercise Price
Outstanding January 1	566,518	$20.47	722,539	$20.47	725,049	$20.46
Exercised	(109,063)	20.50	(146,226)	20.50	—	—
Granted	37,555	30.98	5,955	21.19	3,490	21.75
Forfeited or expired	(6,000)	20.50	(15,750)	20.50	(6,000)	20.50

Outstanding December 31	489,010	$21.27	566,518	$20.47	722,539	$20.47

Exercisable at year-end	287,447	$20.44	194,538	$20.38	185,016	$20.35
Weighted-average fair value of options granted during the year	$12.89		$8.76		$11.09

11. Stock Plans (continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following table shows the weighted-average valuation assumptions used:

	2002	2001	2000
Expected life	5.0 years	5.0 years	7.0 years
Risk-free interest rate	4.4%	5.0%	6.4%
Volatility	43.4%	43.0%	45.8%
Dividend yield	0.7%	0.9%	1.1%

The following table summarizes information about stock options outstanding as of December 31, 2002:

Range of Exercise Prices	Options Outstanding			Options Exercisable
	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$ 10–15	7,896	—	$14.44	7,896	$14.44
20–25	443,559	0.83 years	20.57	279,551	20.60
30–40	37,555	0.41 years	30.98	—	—

	489,010	0.79 years	$21.27	287,447	$20.44

12. Leases

The Company leases certain terminals and revenue equipment under noncancellable operating leases requiring minimum future rentals aggregating $139,520,000 payable as follows: 2003—$48,639,000; 2004—$32,633,000; 2005—$22,541,000; 2006—$13,211,000; 2007—$9,262,000 and thereafter $13,234,000. Rental expense for operating leases was $55,199,000, $50,761,000, and $45,445,000, for 2002, 2001, and 2000, respectively.

The Company has interest rate swap agreements with major commercial banks to fix the interest rate of its trailer leases from variable interest rates principally based on LIBOR. The value of the leases upon which the payments are based was not changed. The agreements, which expire in 2003 and 2004, fix the Company’s interest costs at rates varying from 5.62% to 6.39% on leases with a notional amount of $14,400,000.

The fair value of the Company’s interest rate swaps at December 31, 2002 is a liability of approximately $326,000, net of income taxes, and has been determined using proprietary financial models developed by the lending institutions which are counterparties to the swap arrangements. As a result of declining interest rates throughout 2002, the Company recognized incremental interest expense of approximately $734,000, which is included in interest expense in the accompanying financial statements. The ineffective portions of the Company’s interest rate swap agreements were not material.

13. Sale of Accounts Receivable

Accounts receivable consist of the following:

	2002	2001
	(in thousands)
Accounts receivable	$21,031	$25,241
Retained interest in securitized accounts receivable	217,617	165,396
Allowance for doubtful accounts	(8,432)	(8,174)

	$230,216	$182,463

On November 21, 2001, Roadway Express entered into an accounts receivable securitization agreement which matures in 2004, to finance up to $200,000,000 (total commitment) of its domestic accounts receivable. Under this arrangement, undivided interests in Roadway Express’ domestic accounts receivable are sold through a special purpose entity (SPE), a wholly owned subsidiary of the Company, without recourse, to a financial conduit. Undivided interests in the accounts receivable pool aggregating zero in 2002 and $100,000,000 in 2001 were sold under this arrangement. The proceeds were used to partially fund the acquisition of Roadway Next Day and are reported as financing cash flows in the Statement of Consolidated Cash Flows.

The accounts receivable are sold at a discount from the face amount to pay investor yield (LIBOR) on the undivided interests sold to the conduit, for utilization fees (0.25% of the undivided interest sold), and for program fees (0.50% of the total commitment). The discount from the face amount for accounts receivable sold by Roadway Express in 2002 and 2001 aggregated $6,384,000 and $585,000 respectively and was directly offset by a gain on allowance for accounts receivable discounts upon the consolidation of the SPE. The interest expense recognized in conjunction with the sale of accounts receivable was $3,088,000 in 2002 and $317,000 in 2001.

The arrangement provides that new Roadway Express accounts receivable are immediately sold to the SPE. The Company, through its SPE, retains the risk of credit loss on the receivables and, accordingly the full amount of the allowance for doubtful accounts has been retained on the Consolidated Balance Sheet. The conduit has collection rights to recover payments from the receivables in the designated pool and Roadway Express retains collection and administrative responsibilities for the undivided interests in the pool.

The following transactions occurred between Roadway Express and the SPE in the years 2002 and 2001, respectively: proceeds from the accounts receivable sales, $2,650,810,000, and $493,673,000; servicing fees received, $1,529,000, and $150,000; payments received on investment in accounts receivable, $2,598,576,000, and $328,696,000.

14. Financing Arrangements

The Company’s consolidated debt consists of the following:

	2002	2001
	(in thousands)
Revolving credit facilities	$—	$—
Senior term loan	82,216	100,000
8.25% senior notes due 2008	225,000	225,000

Sub-total	307,216	325,000
Less current portion	(33,703)	(18,000)

Long-term debt	$273,513	$307,000

At December 31, 2002, the Company has in place a senior revolving credit facility with a sublimit for letters of credit that expires November 30, 2006. The original amount of the senior revolving credit facility was $150,000,000 with a $100,000,000 sublimit for letters of credit, which was amended on August 6, 2002. The result of the amendment increased the senior revolving credit facility to $215,000,000 and increased the sublimit for letters of credit to $165,000,000. Pricing under the revolving credit facility is at a fluctuating rate based on the alternate base rate as determined by Credit Suisse First Boston (CSFB) or LIBOR, plus an additional margin of 0.50% and 1.50%, respectively. In addition, there is a commitment fee of 0.40% on undrawn amounts. As of December 31, 2002, there were no amounts outstanding under the revolving credit facility, but availability had been reduced by $112,162,000 as a result of the issuance of letters of credit, primarily related to casualty claims.

The credit facility also includes a $175,000,000 senior term loan, which was drawn in full to partially fund the acquisition of Arnold. After-tax proceeds of $75,000,000 from the sale of ARLO were used to pay down borrowings on this facility in 2001. Pricing under the term loan is at a fluctuating rate based on the alternate base rate as determined by CSFB or LIBOR, plus an additional margin of 0.50% and 1.50%, respectively. As of December 31, 2002, $82,216,000 was outstanding under the term loan facility accruing interest at a rate of LIBOR plus 1.50% (2.91% effective rate) with future quarterly installments ranging from $2,426,000 in 2003 to $4,851,000 in 2006.

Also in connection with the acquisition of Roadway Next Day on November 30, 2001, the Company issued $225,000,000 of 8.25% senior notes due December 1, 2008. Interest is due semi-annually on June 1st and December 1st.

Under certain conditions, mandatory prepayments may be required under the credit facility and the senior notes. A mandatory prepayment of $8,000,000 was made on the senior term loan in 2002, related to the sale of ARLO. Additionally, a mandatory prepayment of $24,000,000 was made on the senior term loan in January 2003 upon the completion of the sale of ATS, and has been included in the current portion of long-term debt. Aggregate maturities of long-term debt for the next four years are: 2003 - $33,703,000; 2004 - $12,937,000; 2005 - $16,171,000; and 2006 - $19,405,000, at such time the senior term loan balance will be zero.

14. Financing Arrangements (continued)

The credit facility borrowings and the senior notes rank equally and are secured by a first-priority perfected lien on all of the capital stock of the Company’s direct subsidiaries and are also supported by guarantees provided by all of the Company’s current material subsidiaries and all future material subsidiaries.

In addition, the Company’s Canadian subsidiary has $10,000,000 available for borrowing under a secured revolving line of credit and bankers’ acceptances. Borrowings are payable upon demand and bear interest at either the bank’s prime lending rate, U.S. dollar base rate in Canada, or LIBOR plus 1.50% for periods up to 180 days. At December 31, 2002, no amounts were outstanding on this facility.

The financing arrangements include covenants that require the Company to comply with certain financial ratios, including leverage and fixed-charge coverage ratios, and maintenance of a minimum level of tangible net worth. Interest expense, which approximates interest paid, amounted to $23,268,000 in 2002, $2,751,000 in 2001, and $341,000 in 2000.

15. Contingencies

The Company has received notices from the Environmental Protection Agency (EPA) that it has been identified as a potentially responsible party (PRP) under the Comprehensive Environmental Response Compensation and Liability Act (Superfund) at certain hazardous waste sites. Such designations are made regardless of the Company’s limited involvement at each site. The claims for remediation have been asserted against numerous other entities, which are believed to be financially solvent and are expected to fulfill their proportionate share. The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Based on its investigations, the Company believes that its obligation with regard to these sites is not significant, although there can be no assurances in this regard.

The Company’s former parent is currently under examination by the Internal Revenue Service for tax years 1994 and 1995, years prior to the spin-off of the Company. The IRS has proposed substantial adjustments for these tax years for multi-employer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter; however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent at the time of the spin-off, the Company is obligated to reimburse the former parent for any additional taxes and interest that relate to the Company’s business prior to the spin-off. The amount and timing of such payments is dependent on the ultimate resolution of the former parent’s disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. On January 16, 2003, the Company made a $14,000,000 payment to its former parent under the tax sharing agreement for taxes and interest related to certain of the proposed adjustments for tax years 1994 and 1995.

15. Contingencies (continued)

We estimate the possible range of the remaining payments that may be due to the former parent to be approximately $0 to $16,000,000 in additional taxes and $0 to $9,000,000 in related interest, net of tax benefit. The Company has established certain reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company’s results of operations and financial position.

Various legal proceedings arising from the normal conduct of business are pending but, in the opinion of management, the ultimate disposition of these matters will have no material adverse effect on the financial position or results of operations of the Company.

16. Guarantor and Non-Guarantor Subsidiaries

The following condensed consolidating financial statements set forth the Company’s balance sheets as of December 31, 2002 and 2001 and the statements of income and statements of cash flows for the years ended December 31, 2002, 2001, and 2000. In the following schedules “Parent Company” refers to Roadway Corporation, “Guarantor Subsidiaries” refers to non-minor domestic subsidiaries, and “Non-guarantor subsidiaries” refers to foreign and minor domestic subsidiaries and “Eliminations” represent the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate the investments in the Company’s subsidiaries.

16. Guarantor and Non-Guarantor Subsidiaries (continued)

Condensed Consolidating Balance Sheets

December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents	$12	$88	$7	$—	$107
Accounts receivable, including retained interest in securitized receivables, net	—	216	14	—	230
Due from affiliates	11	330	2	(343)	—
Prepaid expenses and supplies	—	17	—	—	17
Deferred income taxes	—	22	—	—	22
Assets of discontinued operations	—	87	—	—	87

Total current assets	23	760	23	(343)	463
Carrier operating property, at cost	—	1,488	28	—	1,516
Less allowance for depreciation	—	992	15	—	1,007

Net carrier operating property	—	496	13	—	509
Goodwill, net	—	269	15	—	284
Investment in subsidiaries	656	4	—	(660)	—
Deferred income taxes	4	36	—	—	40
Long-term assets	10	30	—	—	40

Total assets	$693	$1,595	$51	$(1,003)	$1,336

Accounts payable	$(12)	$195	$11	$—	$194
Due to affiliates	310	2	31	(343)	—
Salaries and wages	2	145	4	—	151
Current portion of long-term debt	—	34	—	—	34
Freight and casualty claims payable	—	49	1	—	50
Liabilities of discontinued operations	—	32	—	—	32

Total current liabilities	300	457	47	(343)	461
Casualty claims and other	5	62	—	—	67
Deferred income taxes	—	11	—	—	11
Long-term debt	—	274	—	—	274
Accrued pension and retiree medical	—	135	—	—	135
Total shareholders’ equity	388	656	4	(660)	388

Total liabilities and shareholders’ equity	$693	$1,595	$51	$(1,003)	$1,336

16. Guarantor and Non-Guarantor Subsidiaries (continued)

Condensed Consolidating Balance Sheets

December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Cash and cash equivalents	$35	$74	$1	$—	$110
Accounts receivable, including retained interest in securitized receivables, net	1	167	15	—	183
Due from affiliates	11	371	1	(383)	—
Prepaid expenses and supplies	—	14	—	—	14
Deferred income taxes	—	16	—	—	16
Assets of discontinued operations		135		—	135

Total current assets	47	777	17	(383)	458
Carrier operating property, at cost	—	1,431	26	78	1,535
Less allowance for depreciation	—	921	13	78	1,012

Net carrier operating property	—	510	13	—	523
Goodwill, net	—	242	15	—	257
Investment in subsidiaries	662	(4)	—	(658)	—
Deferred income taxes	—	31	—	—	31
Long-term assets	10	24	—	—	34

Total assets	$719	$1,580	$45	$(1,041)	$1,303

Accounts payable	$13	$158	$9	$—	$180
Due to affiliates	346	1	36	(383)	—
Salaries and wages	—	117	3	—	120
Current portion of long-term debt	—	18	—	—	18
Freight and casualty claims payable	—	52	1	—	53
Liabilities of discontinued operations	—	67	—	—	67

Total current liabilities	359	413	49	(383)	438
Casualty claims and other	—	66	—	—	66
Deferred income taxes	—	11	—	—	11
Long-term debt	—	307	—	—	307
Accrued pension and retiree medical	—	121	—	—	121
Total shareholders’ equity	360	662	(4)	(658)	360

Total liabilities and shareholders’ equity	$719	$1,580	$45	$(1,041)	$1,303

16. Guarantor and Non-Guarantor Subsidiaries (continued)

Condensed Consolidating Statements of Income

Year ended December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenue	$—	$2,886	$126	$(1)	$3,011
Operating expenses:
Salaries, wages and benefits	8	1,888	39	—	1,935
Operating supplies and expenses	(8)	460	28	(1)	479
Purchased transportation	—	250	40	—	290
Operating taxes and licenses	—	74	2	—	76
Insurance and claims expenses	—	62	1	—	63
Provision for depreciation	—	73	4	—	77
Net loss (gain) on disposal of operating property	—	(1)	—	—	(1)
Results of affiliates	(40)	(8)	—	48	—

Total operating expenses	(40)	2,798	114	47	2,919

Operating income from continuing operations	40	88	12	(48)	92
Other (expenses), net	(2)	(29)	1	—	(30)

Income from continuing operations before income taxes	38	59	13	(48)	62
Provision for income taxes	(1)	23	5	—	27

Income from continuing operations	39	36	8	(48)	35
Income from discontinued operations	—	4	—	—	4

Net income	$39	$40	$8	$(48)	$39

Year ended December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenue	$—	$2,658	$122	$(1)	$2,779
Operating expenses:
Salaries, wages and benefits	3	1,738	40	—	1,781
Operating supplies and expenses	1	449	29	(1)	478
Purchased transportation	—	231	41	—	272
Operating taxes and licenses	—	69	2	—	71
Insurance and claims expenses	—	46	1	—	47
Provision for depreciation	—	66	4	—	70
Net loss (gain) on disposal of operating property	—	1	—	—	1
Results of affiliates	(32)	(2)	—	34	—

Total operating expenses	(28)	2,598	117	33	2,720

Operating income from continuing operations	28	60	5	(34)	59
Other (expenses), net	—	(4)	(2)	—	(6)

Income from continuing operations before income taxes	28	56	3	(34)	53
Provision for income taxes	(3)	24	1	—	22

Income from continuing operations	31	32	2	(34)	31
Income from discontinued operations	—	—	—	—	—

Net income	$31	$32	$2	$(34)	$31

16. Guarantor and Non-Guarantor Subsidiaries (continued)

Year ended December 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Revenue	$—	$2,922	$120	$(2)	$3,040
Operating expenses:
Salaries, wages and benefits	—	1,848	42	—	1,890
Operating supplies and expenses	—	513	33	(1)	545
Purchased transportation	—	272	37	(1)	308
Operating taxes and licenses	—	76	1	—	77
Insurance and claims expenses	—	63	2	—	65
Provision for depreciation	—	52	4	—	56
Net loss on disposal of operating property	—	2	—	—	2
Results of affiliates	—	6	—	(6)	—

Total operating expenses	—	2,832	119	(8)	2,943

Operating income from continuing operations	—	90	1	6	97
Other income (expenses), net	—	8	(7)	—	1

Income (loss) from continuing operations before income taxes	—	98	(6)	6	98
Provision for income taxes	—	41	—	—	41

Income (loss) from continuing operations	—	57	(6)	6	57
Income from discontinued operations	—	—	—	—	—

Net income (loss)	$—	$57	$(6)	$6	$57

16. Guarantor and Non-Guarantor Subsidiaries (continued)

Condensed Consolidating Statement of Cash Flows

Year ended December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net cash (used) provided by continuing operating activities	$(61)	$155	$9	$—	$103

Cash flows from investing activities
Purchases of carrier operating property, net	—	(63)	(3)	—	(66)
Business acquisitions	(24)	—	—	—	(24)

Net cash (used) by investing activities	(24)	(63)	(3)	—	(90)
Cash flows from financing activities
Dividends paid	(4)	—	—	—	(4)
Transfers to (from) parent	85	(67)	—	—	18
Accounts receivable securitization	—	—	—	—	—
Treasury stock activity—net	(1)	—	—	—	(1)
Debt issuance costs	—	—	—	—	—
Long-term debt	(18)	—	—	—	(18)

Net cash provided (used) by financing activities	62	(67)	—	—	(5)
Effect of exchange rates on cash	—	—	—	—	—

Net (decrease) increase in cash and cash equivalents from continuing operations	(23)	25	6	—	8
Net (decrease) in cash and cash equivalents from discontinued operations	—	(11)	—	—	(11)
Cash and cash equivalents at beginning of year	35	74	1	—	110

Cash and cash equivalents at end of year	$12	$88	$7	$—	$107

16. Guarantor and Non-Guarantor Subsidiaries (continued)

Year ended December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net cash provided by continuing operating activities	$14	$99	$—	$—	$113

Cash flows from investing activities
Purchases of carrier operating property, net	—	(64)	(3)	—	(67)
Business acquisitions	(453)	40	—	—	(413)

Net cash (used) by investing activities	(453)	(24)	(3)	—	(480)
Cash flows from financing activities
Dividends paid	161	(164)	—	—	(3)
Accounts receivable securitization	—	100	—	—	100
Treasury stock activity—net	(1)	—	—	—	(1)
Debt issuance costs	(11)	—	—	—	(11)
Long-term debt	325	—	—	—	325

Net cash provided (used) by financing activities	474	(64)	—	—	410
Effect of exchange rates on cash	—	—	—	—	—

Net increase (decrease) in cash and cash equivalents from continuing operations	35	11	(3)	—	43
Net increase in cash and cash equivalents from discontinued operations	—	2	—	—	2

Cash and cash equivalents at beginning of year	—	61	4	—	65

Cash and cash equivalents at end of year	$35	$74	$1	$—	$110

Year ended December 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in millions)
Net cash provided (used) by continuing operating activities	$—	$100	$(3)	$—	$97

Cash flows from investing activities
Purchases of carrier operating property, net	—	(103)	(3)	—	(106)
Business acquisitions	—	(3)	—	—	(3)

Net cash (used) by investing activities	—	(106)	(3)	—	(109)
Cash flows from financing activities
Dividends paid	—	(4)	—	—	(4)
Treasury stock activity—net	—	—	—	—	—

Net cash (used) by financing activities	—	(4)	—	—	(4)
Effect of exchange rates on cash	—	—	—	—	—

Net (decrease) in cash and cash equivalents from continuing operations	—	(10)	(6)	—	(16)
Net (decrease) in cash and cash equivalents from discontinued operations	—	—	—	—	—

Cash and cash equivalents at beginning of year	—	71	10	—	81

Cash and cash equivalents at end of year	$—	$61	$4	$—	$65

Roadway Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	March 29, 2003	December 31, 2002
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$117,151	$106,929
Accounts receivable, including retained interest in securitized receivables, net	217,610	230,216
Assets of discontinued operations	—	87,431
Other current assets	55,018	38,496

Total current assets	389,779	463,072

Carrier operating property, at cost	1,512,028	1,515,648
Less allowance for depreciation	1,007,788	1,006,465

Net carrier operating property	504,240	509,183

Goodwill, net	284,598	283,910
Other assets	90,157	79,708

Total assets	$1,268,774	$1,335,873

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$187,457	$193,501
Salaries and wages	126,680	151,464
Liabilities of discontinued operations	—	32,407
Other current liabilities	60,743	83,518

Total current liabilities	374,880	460,890

Long-term liabilities:
Casualty claims and other	77,467	78,548
Accrued pension and retiree medical	140,960	135,053
Long-term debt	273,513	273,513

Total long-term liabilities	491,940	487,114

Shareholders’ equity:
Common Stock - $.01 par value Authorized - 100,000,000 shares Issued - 20,556,714 shares	206	206
Other shareholders’ equity	401,748	387,663

Total shareholders’ equity	401,954	387,869

Total liabilities and shareholders’ equity	$1,268,774	$1,335,873

The number of shares of common stock outstanding at March 29, 2003 and December 31, 2002 were 19,653,213 and 19,368,590, respectively.

Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See notes to condensed consolidated financial statements.

1

Roadway Corporation and Subsidiaries

Condensed Statements of Consolidated Income (Unaudited)

	Twelve Weeks Ended
	(First Quarter)
	March 29, 2003	March 23, 2002
	(in thousands, except per share data)
Revenue	$754,070	$598,967
Operating expenses:
Salaries, wages and benefits	475,435	399,164
Operating supplies and expenses	130,412	99,209
Purchased transportation	74,784	51,509
Operating taxes and licenses	19,866	15,564
Insurance and claims expense	15,112	11,431
Provision for depreciation	17,299	18,088
Net loss on disposal of operating property	811	295

Total operating expenses	733,719	595,260

Operating income from continuing operations	20,351	3,707
Other (expense), net	(6,794)	(6,824)

Income (loss) from continuing operations before income taxes	13,557	(3,117)
Provision (benefit) for income taxes	5,694	(1,244)

Income (loss) from continuing operations	7,863	(1,873)
Income from discontinued operations	147	124

Net income (loss)	$8,010	$(1,749)

Earnings (loss) per share – basic:
Continuing operations	$0.42	$(0.10)
Discontinued operations	$0.01	$0.01

Total earnings (loss) per share – basic	$0.43	$(0.09)

Earnings (loss) per share – diluted:
Continuing operations	$0.41	$(0.10)
Discontinued operations	$0.01	$0.01

Total earnings (loss) per share – diluted	$0.42	$(0.09)

Average shares outstanding – basic	18,655	18,555
Average shares outstanding – diluted	19,086	18,555
Dividends declared per share	$0.05	$0.05

See notes to condensed consolidated financial statements.

2

Roadway Corporation and Subsidiaries

Condensed Statements of Consolidated Cash Flows (Unaudited)

	Twelve Weeks Ended
	(First Quarter)
	March 29, 2003	March 23, 2002
	(in thousands)
Cash flows from operating activities
Income (loss) from continuing operations	$7,863	$(1,873)
Depreciation and amortization	18,260	18,555
Other operating adjustments	(24,201)	(52,778)

Net cash provided (used) by operating activities	1,922	(36,096)

Cash flows from investing activities
Purchases of carrier operating property	(13,786)	(11,043)
Sales of carrier operating property	762	1,381
Business disposal	47,221	—

Net cash provided (used) by investing activities	34,197	(9,662)

Cash flows from financing activities
Dividends paid	(960)	(957)
Treasury stock activity, net	(950)	24
Long-term (repayments) borrowings	(24,000)	—

Net cash (used) by financing activities	(25,910)	(933)

Effect of exchange rate changes on cash	51	(11)

Net increase (decrease) in cash and cash equivalents from continuing operations	10,260	(46,702)
Net (decrease) in cash and cash equivalents from discontinued operations	(38)	(4,339)
Cash and cash equivalents at beginning of period	106,929	110,433

Cash and cash equivalents at end of period	$117,151	$59,392

See notes to condensed consolidated financial statements.

3

Roadway Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1—Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twelve weeks ended March 29, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the consolidated financial statements and footnotes thereto included in the Roadway Corporation Annual Report on Form 10-K for the year ended December 31, 2002.

Note 2—Accounting Period

Roadway Corporation (the registrant or Company) operates on 13 four-week accounting periods with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

Note 3—Discontinued operations

On December 26, 2002, the Company entered into an agreement to sell Arnold Transportation Services (ATS) to a management group led by the unit’s president and a private equity firm, for approximately $55,000,000. The ATS business segment was acquired as part of the Company’s purchase of Roadway Next Day in November 2001, but did not fit the Company’s strategic focus of being a LTL carrier. The transaction was completed on January 23, 2003. The Company did not recognize a significant gain or loss as a result of this transaction.

The Company has reported the ATS results as a discontinued operation in the accompanying financial statements and, unless otherwise stated, the notes to the financial statements for all periods presented exclude the amounts related to this discontinued operation.

The following table presents revenue and income from the discontinued operations for the quarters ended March 29, 2003 and March 23, 2002. The quarter ended March 29, 2003 includes results of operations only through the disposal date, January 23, 2003.

	Twelve Weeks Ended
	(First Quarter)
	March 29, 2003	March 23, 2002
	(in thousands)
Revenue	$9,267	$38,201

Pre-tax income from discontinued operations	198	212
Income tax expense	51	88

Income from discontinued operations	$147	$124

4

Note 4—Earnings per Share

The following table sets forth the computation of basic and diluted earnings per share:

	Twelve Weeks Ended
	(First Quarter)
	March 29, 2003	March 23, 2002
	(in thousands, except per share data)
Income (loss) from:
Continuing operations	$7,863	$(1,873)
Discontinued operations	147	124

Net income (loss)	$8,010	$(1,749)

Weighted-average shares for basic earnings per share	18,655	18,555
Management incentive stock plans	431	—

Weighted-average shares for diluted earnings per share	19,086	18,555

Basic earnings (loss) per share from:
Continuing operations	$0.42	$(0.10)
Discontinued operations	0.01	$0.01

Basic earnings (loss) per share	$0.43	$(0.09)

Diluted earnings (loss) per share from:
Continuing operations	$0.41	$(0.10)
Discontinued operations	0.01	$0.01

Diluted earnings (loss) per share	$0.42	$(0.09)

5

Note 5—Segment information

The Company provides freight services in two business segments: Roadway Express (Roadway) and New Penn Motor Express (New Penn). The Roadway segment provides long haul LTL freight services in North America and offers services to over 100 countries worldwide. The New Penn segment provides regional, next-day LTL freight service primarily in the northeast region of the United States.

The Company’s reportable segments are identified based on differences in products, services, and management structure. The measurement basis of segment profit or loss is operating income. Business segment assets consist primarily of customer receivables, net carrier operating property, and goodwill.

	Twelve weeks ended March 29, 2003
	(First Quarter)
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$705,244	$48,826	$754,070
Operating expense:
Salaries, wages & benefits	439,438	33,443	472,881
Operating supplies	125,826	7,667	133,493
Purchased transportation	74,242	542	74,784
Operating license and tax	18,379	1,389	19,768
Insurance and claims	13,895	954	14,849
Depreciation	14,924	2,209	17,133
Net loss (gain) on sale of operating property	802	9	811

Total operating expense	687,506	46,213	733,719

Operating income	$17,738	$2,613	$20,351

Operating ratio	97.5%	94.6%	97.3%

Total assets	$802,557	$403,315	$1,205,872

6

Note 5—Segment information (continued)

	Twelve weeks ended March 23, 2002
	(First Quarter)
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$553,558	$45,409	$598,967
Operating expense:
Salaries, wages & benefits	366,335	30,709	397,044
Operating supplies	95,499	6,114	101,613
Purchased transportation	51,126	383	51,509
Operating license and tax	14,188	1,359	15,547
Insurance and claims	10,388	894	11,282
Depreciation	15,269	2,690	17,959
Net loss (gain) on sale of operating property	346	(51)	295

Total operating expense	553,151	42,098	595,249

Operating income	$407	$3,311	$3,718

Operating ratio	99.9%	92.7%	99.4%

Total assets	$703,834	$335,218	$1,039,052

Reconciliation of segment operating income to consolidated operating income from continuing operations before taxes:

	Twelve Weeks Ended
	(First Quarter)
	March 29, 2003	March 23, 2002
	(in thousands)
Segment operating income from continuing operations	$20,351	$3,718
Unallocated corporate (expense)	—	(11)
Interest (expense)	(5,102)	(5,464)
Other (expense), net	(1,692)	(1,360)

Consolidated income (loss) from continuing operations before taxes	$13,557	$(3,117)

7

Note 5—Segment information (continued)

Reconciliation of total segment assets to total consolidated assets:

	March 29,2003	December 31, 2002
	(in thousands)
Total segment assets	$1,205,872	$1,211,584
Unallocated corporate assets	77,102	41,351
Assets of discontinued operations	—	87,431
Elimination of intercompany balances	(14,200)	(4,493)

Consolidated assets	$1,268,774	$1,335,873

Note 6—Comprehensive Income

Comprehensive income differs from net income due to foreign currency translation adjustments and derivative fair value adjustments as shown below:

	Twelve Weeks Ended
	(First Quarter)
	March 29, 2003	March 23, 2002
	(in thousands)
Net income (loss)	$8,010	$(1,749)
Foreign currency translation adjustments	2,688	(1,178)
Derivative fair value adjustment	76	—

Comprehensive income (loss)	$10,774	$(2,927)

Note 7—Contingent Matter

The Company’s former parent is currently under examination by the Internal Revenue Service for tax years 1994 and 1995, years prior to the spin-off of the Company. The IRS has proposed substantial adjustments for these tax years for multi-employer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter; however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent at the time of the spin-off, the Company is obligated to reimburse the former parent for any additional taxes and interest that relate to the Company’s business prior to the spin-off. The amount and timing of such payments is dependent on the ultimate resolution of the former parent’s disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. On January 16, 2003, the Company made a $14,000,000 payment to its former parent under the tax sharing agreement for taxes and interest related to certain of the proposed adjustments for tax years 1994 and 1995.

We estimate the range of the remaining payments that may be due to the former parent to be $0 to $16,000,000 in additional taxes and $0 to $10,000,000 in related interest, net of tax benefit. The Company has established certain reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company’s results of operations and financial position.

8

Roadway Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	June 21, 2003	December 31, 2002
	(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$125,692	$106,929
Accounts receivable, including retained interest in securitized receivables, net	215,055	230,216
Assets of discontinued operations	—	87,431
Other current assets	49,541	38,496

Total current assets	390,288	463,072
Carrier operating property, at cost	1,511,699	1,515,648
Less allowance for depreciation	1,015,682	1,006,465

Net carrier operating property	496,017	509,183
Goodwill, net	286,181	283,910
Other assets	91,093	79,708

Total assets	$1,263,579	$1,335,873

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$164,806	$193,501
Salaries and wages	125,162	151,464
Liabilities of discontinued operations	—	32,407
Other current liabilities	61,889	83,518

Total current liabilities	351,857	460,890
Long-term liabilities:
Casualty claims and other	75,505	78,548
Accrued pension and retiree medical	147,800	135,053
Long-term debt	270,279	273,513

Total long-term liabilities	493,584	487,114
Shareholders’ equity:
Common Stock - $.01 par value Authorized - 100,000,000 shares Issued - 20,556,714 shares Outstanding - 19,898,002 in 2003 and 19,368,590 in 2002	206	206
Other shareholders’ equity	417,932	387,663

Total shareholders’ equity	418,138	387,869

Total liabilities and shareholders’ equity	$1,263,579	$1,335,873

Note: The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See notes to condensed consolidated financial statements.

1

Roadway Corporation and Subsidiaries

Condensed Statements of Consolidated Income (Unaudited)

	Twelve Weeks Ended (Second Quarter)
	June 21, 2003	June 15, 2002
	(in thousands, except per share data)
Revenue	$741,528	$656,003
Operating expenses:
Salaries, wages and benefits	468,223	427,273
Operating supplies and expenses	130,022	107,104
Purchased transportation	75,725	57,775
Operating taxes and licenses	18,688	17,481
Insurance and claims expense	14,529	13,129
Provision for depreciation	16,870	18,152
Net loss on disposal of operating property	30	283

Total operating expenses	724,087	641,197

Operating income from continuing operations	17,441	14,806
Other (expense), net	(6,044)	(6,823)

Income from continuing operations before income taxes	11,397	7,983
Provision for income taxes	4,787	3,347

Income from continuing operations	6,610	4,636
(Loss) income from discontinued operations	(302)	1,038

Net income	$6,308	$5,674

Earnings (loss) per share – basic:
Continuing operations	$0.35	$0.25
Discontinued operations	(0.02)	0.05

Total earnings per share – basic	$0.33	$0.30

Earnings (loss) per share – diluted:
Continuing operations	$0.35	$0.25
Discontinued operations	(0.02)	0.05

Total earnings per share – diluted	$0.33	$0.30

Average shares outstanding – basic	18,955	18,474
Average shares outstanding – diluted	19,336	18,888
Dividends declared per share	$0.05	$0.05

See notes to condensed consolidated financial statements.

2

Roadway Corporation and Subsidiaries

Condensed Statements of Consolidated Income (Unaudited)

	Twenty-four Weeks Ended (Two Quarters)
	June 21, 2003	June 15, 2002
	(in thousands, except per share data)
Revenue	$1,495,598	$1,254,970
Operating expenses:
Salaries, wages and benefits	943,658	826,437
Operating supplies and expenses	260,434	206,313
Purchased transportation	150,509	109,284
Operating taxes and licenses	38,554	33,045
Insurance and claims expense	29,641	24,560
Provision for depreciation	34,169	36,240
Net loss on disposal of operating property	841	578

Total operating expenses	1,457,806	1,236,457

Operating income from continuing operations	37,792	18,513
Other (expense), net	(12,838)	(13,647)

Income from continuing operations before income taxes	24,954	4,866
Provision for income taxes	10,481	2,103

Income from continuing operations	14,473	2,763
(Loss) income from discontinued operations	(155)	1,162

Net income	$14,318	$3,925

Earnings (loss) per share – basic:
Continuing operations	$0.77	$0.15
Discontinued operations	(0.01)	0.06

Total earnings per share – basic	$0.76	$0.21

Earnings (loss) per share – diluted:
Continuing operations	$0.76	$0.15
Discontinued operations	(0.01)	0.06

Total earnings per share – diluted	$0.75	$0.21

Average shares outstanding – basic	18,802	18,514
Average shares outstanding – diluted	19,177	18,968
Dividends declared per share	$0.10	$0.10

See notes to condensed consolidated financial statements.

3

Roadway Corporation and Subsidiaries

Condensed Statements of Consolidated Cash Flows (Unaudited)

	Twenty-four Weeks Ended (Two Quarters)
	June 21, 2003	June 15, 2002
	(in thousands)
Cash flows from operating activities
Income from continuing operations	$14,473	$2,763
Depreciation and amortization	35,849	37,175
Other operating adjustments	(31,928)	(45,756)

Net cash provided (used) by operating activities	18,394	(5,818)

Cash flows from investing activities
Purchases of carrier operating property	(22,448)	(24,313)
Sales of carrier operating property	1,721	1,869
Business disposal	47,430	—

Net cash provided (used) by investing activities	26,703	(22,444)

Cash flows from financing activities
Dividends paid	(1,931)	(1,940)
Treasury stock activity, net	1,713	(1,383)
Transfer from discontinued operation	—	2,500
Long-term (repayments) borrowings	(26,426)	(2,500)

Net cash (used) by financing activities	(26,644)	(3,323)

Effect of exchange rate changes on cash	348	(90)

Net increase (decrease) in cash and cash equivalents from continuing operations	18,801	(31,675)
Net (decrease) in cash and cash equivalents from discontinued operations	(38)	(5,163)
Cash and cash equivalents at beginning of period	106,929	110,432

Cash and cash equivalents at end of period	$125,692	$73,594

See notes to condensed consolidated financial statements.

4

Roadway Corporation and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

Note 1—Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twelve and twenty-four weeks ended June 21, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the consolidated financial statements and footnotes thereto included in the Roadway Corporation Annual Report on Form 10-K for the year ended December 31, 2002.

The Company completed the required goodwill impairment test under SFAS No. 142 for all reporting units effective June 21, 2003 which did not indicate any impairment. The Company expects to perform the required annual goodwill impairment assessment on a recurring basis at the end of the second quarter each year, or more frequently should any indicators of possible impairment be identified.

Note 2—Accounting Period

Roadway Corporation (the registrant or Company) operates on 13 four-week accounting periods with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

Note 3—Discontinued operations

On December 26, 2002, the Company entered into an agreement to sell Arnold Transportation Services (ATS) to a management group led by the unit’s president and a private equity firm, for approximately $55,000,000. The ATS business segment was acquired as part of the Company’s purchase of Arnold Industries, Inc. (subsequently renamed Roadway Next Day Corporation) in November 2001, but did not fit the Company’s strategic focus of being a LTL carrier. The transaction was completed on January 23, 2003. The Company did not recognize a significant gain or loss as a result of this transaction.

The Company has reported the ATS results as a discontinued operation in the accompanying financial statements and, unless otherwise stated, the notes to the financial statements for all periods presented exclude the amounts related to this discontinued operation.

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Note 4—Earnings per Share

The following table sets forth the computation of basic and diluted earnings per share:

	Twelve Weeks Ended (Second Quarter)		Twenty-four Weeks Ended (Two Quarters)
	June 21, 2003	June 15, 2002	June 21, 2003	June 15, 2002
	(in thousands, except per share data)
Income (loss) from:
Continuing operations	$6,610	$4,636	$14,473	$2,763
Discontinued operations	(302)	1,038	(155)	1,162

Net income	$6,308	$5,674	$14,318	$3,925

Weighted-average shares for basic earnings per share	18,955	18,474	18,802	18,514
Management incentive stock plans	381	414	375	454

Weighted-average shares for diluted earnings per share	19,336	18,888	19,177	18,968

Basic earnings (loss) per share from:
Continuing operations	$0.35	$0.25	$0.77	$0.15
Discontinued operations	(0.02)	0.05	(0.01)	0.06

Basic earnings per share	$0.33	$0.30	$0.76	$0.21

Diluted earnings (loss) per share from:
Continuing operations	$0.35	$0.25	$0.76	$0.15
Discontinued operations	(0.02)	0.05	(0.01)	0.06

Diluted earnings per share	$0.33	$0.30	$0.75	$0.21

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Note 5—Segment information

The Company provides freight services in two business segments: Roadway Express (Roadway) and New Penn Motor Express (New Penn). The Roadway segment provides long haul, expedited, and regional LTL freight services in North America and offers services to over 100 countries worldwide. The New Penn segment provides regional, next-day LTL freight services primarily in the northeast region of the United States.

The Company’s reportable segments are identified based on differences in products, services, and management structure. The measurement basis of segment profit or loss is operating income. Business segment assets consist primarily of customer receivables, net carrier operating property, and goodwill.

	Twelve weeks ended June 21, 2003 (Second Quarter)
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$691,156	$50,372	$741,528
Operating expense:
Salaries, wages & benefits	433,101	32,657	465,758
Operating supplies	125,734	7,244	132,978
Purchased transportation	75,276	449	75,725
Operating license and tax	17,182	1,427	18,609
Insurance and claims	13,599	684	14,283
Depreciation	14,472	2,232	16,704
Net loss (gain) on sale of operating property	(21)	51	30

Total operating expense	679,343	44,744	724,087

Operating income	$11,813	$5,628	$17,441

Operating ratio	98.3%	88.8%	97.6%

Total assets	$761,817	$405,914	$1,167,731

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Note 5—Segment information (continued)

	Twelve weeks ended June 15, 2002 (Second Quarter)
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$606,409	$49,594	$656,003
Operating expense:
Salaries, wages & benefits	392,635	32,722	425,357
Operating supplies	103,488	5,937	109,425
Purchased transportation	57,317	458	57,775
Operating license and tax	16,043	1,383	17,426
Insurance and claims	11,964	947	12,911
Depreciation	15,416	2,615	18,031
Net loss (gain) on sale of operating property	303	(20)	283

Total operating expense	597,166	44,042	641,208

Operating income	$9,243	$5,552	$14,795

Operating ratio	98.5%	88.8%	97.7%

Total assets	$713,832	$336,587	$1,050,419

	Twenty-four weeks ended June 21, 2003 (Two Quarters)
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$1,396,400	$99,198	$1,495,598
Operating expense:
Salaries, wages & benefits	872,539	66,100	938,639
Operating supplies	251,560	14,911	266,471
Purchased transportation	149,518	991	150,509
Operating license and tax	35,561	2,816	38,377
Insurance and claims	27,494	1,638	29,132
Depreciation	29,396	4,441	33,837
Net loss (gain) on sale of operating property	781	60	841

Total operating expense	1,366,849	90,957	1,457,806

Operating income	$29,551	$8,241	$37,792

Operating ratio	97.9%	91.7%	97.5%

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Note 5—Segment information (continued)

	Twenty-four weeks ended June 15, 2002 (Two Quarters)
	Roadway Express	New Penn	Total
	(in thousands)
Revenue	$1,159,967	$95,003	$1,254,970
Operating expense:
Salaries, wages & benefits	758,970	63,431	822,401
Operating supplies	198,987	12,051	211,038
Purchased transportation	108,443	841	109,284
Operating license and tax	30,231	2,742	32,973
Insurance and claims	22,352	1,841	24,193
Depreciation	30,685	5,305	35,990
Net loss (gain) on sale of operating property	649	(71)	578

Total operating expense	1,150,317	86,140	1,236,457

Operating income	$9,650	$8,863	$18,513

Operating ratio	99.2%	90.7%	98.5%

Reconciliation of segment operating income to consolidated operating income from continuing operations before taxes:

	Twelve Weeks Ended (Second Quarter)		Twenty-four weeks ended (Two quarters)
	June 21, 2003	June 15, 2002	June 21, 2003	June 15, 2002
	(in thousands)
Segment operating income from continuing operations	$17,441	$14,795	$37,792	$18,513
Unallocated corporate income	—	11	—	—
Interest (expense)	(4,779)	(5,473)	(9,881)	(10,937)
Other (expense), net	(1,265)	(1,350)	(2,957)	(2,710)

Consolidated income from continuing operations before taxes	$11,397	$7,983	$24,954	$4,866

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Note 5—Segment information (continued)

Reconciliation of total segment assets to total consolidated assets:

	June 21, 2003	December 31, 2002
	(in thousands)
Total segment assets	$1,167,731	$1,211,584
Unallocated corporate assets	103,142	41,351
Assets of discontinued operations	—	87,431
Elimination of intercompany balances	(7,294)	(4,493)

Consolidated assets	$1,263,579	$1,335,873

Note 6—Comprehensive Income

Comprehensive income differs from net income due to foreign currency translation adjustments and derivative fair value adjustments as shown below:

	Twelve weeks Ended (Second Quarter)		Twenty-four weeks ended (Two quarters)
	June 21, 2003	June 15, 2002	June 21, 2003	June 15, 2002
	(in thousands)
Net income	$6,308	$5,674	$14,318	$3,925
Foreign currency translation adjustments	3,089	1,122	5,776	(56)
Derivative fair value adjustment	50	—	126	—

Comprehensive income	$9,447	$6,796	$20,220	$3,869

Note 7—Contingent Matter

The Company’s former parent is currently under examination by the Internal Revenue Service for tax years 1994 and 1995, years prior to the spin-off of the Company. The IRS has proposed substantial adjustments for these tax years for multi-employer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter; however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent at the time of the spin-off, the Company is obligated to reimburse the former parent for any additional taxes and interest that relate to the Company’s business prior to the spin-off. The amount and timing of such payments is dependent on the ultimate resolution of the former parent’s disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. On January 16, 2003, the Company made a $14,000,000 payment to its former parent under the tax sharing agreement for taxes and interest related to certain of the proposed adjustments for tax years 1994 and 1995.

We estimate the range of the remaining payments that may be due to the former parent to be $0 to $16,000,000 in additional taxes and $0 to $10,000,000 in related interest, net of tax benefit. The Company has established certain reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company’s results of operations and financial position.

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Note 8—Subsequent event

On July 8, 2003, the Company announced the signing of a definitive agreement under which Yellow Corporation would acquire Roadway for approximately $966 million, or $48 per share. See the Company’s 8-K filed on July 8, 2003 for further information and details.

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